SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report     (Date of earliest event reported):    March 4, 2008

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction	(Commission File Number)
of incorporation)

111 North Branch Street, Sellersville, Pennsylvania	18960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 258-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 4, 2008, Delta Mutual, Inc. (the “Company”, “we” or “us”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with Egani, Inc., an Arizona corporation, (“Egani”), providing for the acquisition by the Company from Egani 100% of the issued and outstanding membership interests held by it in Altony SA, an Uruguay Sociedad Anonima (“Altony”), which owns 100% of the issued and outstanding membership interests in South American Hedge Fund LLC, a Delaware limited liability company (“SAHF”). In connection with the Agreement, we issued 130,000,000 shares of our common stock to Egani, and also issued 10,000,000 shares to Security Systems International, Inc., pursuant to a Consulting Services Agreement, dated September 10, 2007 (the “Consulting Agreement”), between the Company and Security Systems International, Inc.

FOR THE FULL TERMS OF THE AGREEMENT AND THE CONSULTING AGREEMENT, PLEASE REFER TO THE COPIES THEREOF FILED AS EXHIBITS 10.35 AND 10.36, RESPECTIVELY, TO THIS REPORT.

Item 2.01. Completion of Acquisition or Disposition of Assets.

At a closing held on March 4, 2008, pursuant to the Agreement we acquired from Egani 100% of the issued and outstanding membership interests held by it in Altony which owns 100% of the issued and outstanding membership interests in SAHF, in exchange for our issuance of 130,000,000 shares of our common stock.

Item 3.02 Unregistered Sales of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.
Date	Title and Amount	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts
March 4, 2008	130,000,000 shares of common stock issued to Egani, Inc. in exchange for all of the outstanding membership interests in Altony SA.	Two private investor owners of Egani, Inc.	NA	$2,600,000/NA
March 4, 2008	10,000,000 shares of common stock.	Consultant	NA	$200,000/NA

Item 5.01 Changes in Control of Registrant.

At the Closing of the purchase of all of the outstanding membership interests in Altony on March 4, 2008 (the “Transaction”), we issued to Egani 130,000,000 shares of our common stock, which constitutes following such issuance a majority of our outstanding shares of common stock.

The stockholders of Egani, Inc. are Daniel R. Peralta and Monica Laura Gallo, husband and wife, each a beneficial owner of 65,000,000 million shares of our common stock. Based on the number of our outstanding voting securities as of March 4, 2008, each of Mr. Peralta and Ms. Gallo own beneficially approximately 26.7% of our issued and outstanding shares of common stock.

The consideration furnished by Egani, Inc. was comprised of all of the outstanding membership interests of Altony SA and South American Hedge Fund LLC, valued at $2,600,000 based on the market value of 130,000,000 shares of our common stock on March 4, 2008, that we issued to acquire these assets.

The sources of funds used by the beneficial owners of Egani, Inc. to acquire control of the Company were personal funds.

It is the intention of the two controlling stockholders of Egani, Inc. to designate a majority of our directors.

Item 8.01 Other Events.

On March 4, 2008, we acquired all of the outstanding ownership interests in Altony SA, which in turn owns all of the outstanding membership interests in South American Hedge Fund LLC, a Delaware limited liability company. South American Hedge Fund LLC is seeking investments in South America. In addition, following this acquisition, management intends that the Company continue to pursue business opportunities in the Middle East related to environmental remediation.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

No.	Description of Exhibit

10.35	Membership Interest Purchase Agreement, dated March 4, 2008, between Delta Mutual, Inc. and Egani, Inc., filed herewith.

10.36	Consulting Services Agreement, dated September 10, 2007, between Delta Mutual, Inc. and Security Systems International, Inc., filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.
Date: March 10, 2008
	By:	/s/ Peter F. Russo
Peter F. Russo,
President and Chief Executive Officer